UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 17, 2014

CUBED, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-171371 (Commission File Number)	37-1603977 (I.R.S. Employer Identification No.)

830 South 4th Street Las Vegas, NV 89101 (Address of principal executive offices) (zip code)

(702) 868-4277 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01  Notice of Delisting or  Failure to Satisfy a Continued Listing Rule or  Standard; Transfer of Listing.

Although not required pursuant to Instruction 4 of Item 3.01 of Form 8-K, we are disclosing that on July 17, 2014 the Securities and Exchange Commission announced the temporary suspension, pursuant to Section 12(k) of the Securities Exchange Act of 1934, of trading in our common stock.  The temporary suspension ended on July 30, 2014.

According to a press release from the Commission, they “suspended trading in Cubed stock before [certain individuals] could dump their shares on the market” and “could illegally profit further” in connection with an alleged pump-and-dump scheme.  On the same day, the Commission charged five individuals in connection with their trading of the stock of three different companies, of which we were one.

Neither we, nor any member of our former or present management, was charged.

Following the temporary suspension, our common stock is quoted on the “grey market” under its existing symbol, “CRPT”.  Our management intends to pursue the quotation of our common stock on the OTCQB tier maintained by OTC Markets, Inc. as soon as reasonably possible.

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01  Changes in Registrant’s Certifying Accountant.

On July 19, 2014, we were notified of the resignation by Silberstein Ungar, PLLC, the independent accountants previously engaged as the principal accountants to audit our financial statements.  The decision to change accountants was approved by our Board of Directors.

On July 29, 2014, we engaged MaloneBailey, LLP, as our independent certified public accountants.  The decision to hire MaloneBailey, LLP was approved by our Board of Directors.

Silberstein Ungar, PLLC audited our balance sheets as of November 30, 2010, 2011, 2012, and 2013, and the related statements of operations, stockholder’s deficit, and cash flows for the years then ended and the period from May 21, 2010 (date of inception) to November 30, 2013.  The audit report of Silberstein Ungar, PLLC on our financial statements for the fiscal years stated above (the “Audit Period”) did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.  During the Audit Period, and through July 19, 2014, there were no disagreements with Silberstein Ungar, PLLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its report, and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

We have provided a copy of this disclosure to Silberstein Ungar, PLLC and have requested that the former accountants furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made by the Registrant, and, if not, stating the respects in which they do not agree.  A copy of the letter is attached hereto as Exhibit 16.1.

During the two most recent fiscal years, or any subsequent interim period prior to engaging MaloneBailey, LLP, we nor anyone acting on our behalf consulted with MaloneBailey, LLP regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or (ii) the type of audit opinion that might be rendered on the company’s financial statements where either written or oral advice was provided that was an important factor considered by the company in reaching a decision as to the accounting, auditing, or financial reporting issue, or (iii) any matter that was the subject of a disagreement with the company’s former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its audit report.

Section 7 - Regulation FD

Item 7.01  Regulation FD Disclosure.

On July 23, 2014, we issued a press release regarding recent indirect allegations, attached as Exhibit 99.1 hereto, and announcing that we have hired Lowenstein Sandler LLP to conduct an internal investigation to determine whether we have been a victim of conduct allegedly engaged in by individuals, including our former outside legal counsel, as set forth in an indictment filed in the Eastern District of New York on Thursday, July 17, 2014, and in an SEC complaint filed on the same day.

We have subsequently retained the law firm of Clyde Snow & Sessions as our outside disclosure counsel.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including the exhibits hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  The information in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

 (d)  Exhibits

16.1	Letter from Silberstein Ungar, PLLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cubed, Inc.

Dated: August 8, 2014	/s/ Joseph White
By: Joseph White
Its: President and Chief Executive Officer

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